EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FIRST QUARTER 2025 FINANCIAL RESULTS
First Quarter Highlights
•Net income of $19.1 million, or $0.60 per diluted share; return on average assets (“ROAA”) of 1.54%; return on average stockholders' equity (“ROAE”) of 13.95%; and return on average tangible common equity (“ROATCE”)(1) of 16.20%
•Adjusted net income(1) of $19.3 million; or $0.61 per diluted share; adjusted ROAA(1) of 1.55%; adjusted ROAE(1) of 14.08%; and adjusted ROATCE(1) of 16.36%
•Asset quality remained exceptional with nonperforming assets to total assets of 0.11% and net charge-offs to average loans of 0.05%, on an annualized basis
•Net interest margin increased 16 basis points to 4.12% and net interest margin (tax-equivalent basis)(1) increased 15 basis point to 4.16%
Bloomington, IL, April 21, 2025 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $19.1 million, or $0.60 diluted earnings per share, for the first quarter of 2025. This compares to net income of $20.3 million, or $0.64 diluted earnings per share, for the fourth quarter of 2024, and net income of $15.3 million, or $0.48 diluted earnings per share, for the first quarter of 2024.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “We are off to a great start in 2025 with strong first quarter results. Despite the economic outlook recently becoming more uncertain, leading to interest rate volatility and stock market declines, we still believe that 2025 will be a solid year for HBT. Our credit discipline, strong profitability and solid balance sheet give us confidence that we are prepared for a variety of economic environments.
We continued to report solid profitability with adjusted net income(1) of $19.3 million, or $0.61 per diluted share, an adjusted ROAA(1) of 1.55% and an adjusted ROATCE(1) of 16.36%. Our net interest margin on a tax-equivalent basis(1) increased by 15 basis points, with 5 basis points of that increase related to higher nonaccrual interest recoveries and loan fees, as average loan balances were higher, loans and securities continued to reprice higher, and deposits repriced lower. Our strong profitability coupled with an improvement in our accumulated other comprehensive income due to lower interest rates, resulted in a $0.63 increase in our tangible book value per share(1) to $15.43. Tangible book value per share increased by 4.3% for the quarter and 17.0% over the last year.
Our balance sheet remains strong with all capital ratios increasing during the quarter and asset quality improving with nonperforming assets to total assets declining to only 0.11%. Loans at quarter-end were down only slightly while average loans for the quarter were up 2.2%. Deposits were up 1.5% at quarter-end and average deposits for the quarter were up 1.1%. Deposit growth was aided by moving most of our repurchase agreements into interest-bearing demand deposits. Our capital levels and operational structure support attractive acquisition opportunities should the right opportunity arise and markets stabilize.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.3 million, or $0.61 adjusted diluted earnings per share, for the first quarter of 2025. This compares to adjusted net income of $19.5 million, or $0.62 adjusted diluted earnings per share, for the fourth quarter of 2024, and adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the first quarter of 2024 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the first quarter of 2025 was $48.7 million, an increase of 2.8% from $47.4 million for the fourth quarter of 2024. The increase was primarily attributable to higher average loan balances, a decrease in deposit costs, and higher yields on loans and debt securities. Additionally, a $0.6 million increase in nonaccrual interest recoveries and loan fees contributed to the increase in net interest income.
Relative to the first quarter of 2024, net interest income increased 4.3% from $46.7 million. The increase was primarily attributable to higher average loan balances, a decrease in deposit costs, and higher yields on debt securities. Also contributing was a $0.7 million increase in nonaccrual interest recoveries and loan fees.
Net interest margin for the first quarter of 2025 was 4.12%, compared to 3.96% for the fourth quarter of 2024, and net interest margin (tax-equivalent basis)(1) for the first quarter of 2025 was 4.16%, compared to 4.01% for the fourth quarter of 2024. The increase was primarily attributable to higher yields on interest-earning assets, which increased 9 basis points to 5.34%, and lower funding costs, which decreased 7 basis points to 1.32%. Additionally, an increase in the contribution of nonaccrual interest recoveries and loan fees accounted for 5 basis points of the increase in net interest margin.
Relative to the first quarter of 2024, net interest margin increased 18 basis points from 3.94% and net interest margin (tax-equivalent basis)(1) increased 17 basis points from 3.99%. These increases were primarily attributable to higher yields on interest-earning assets, a decrease in funding costs, and an increase in nonaccrual interest recoveries and loan fees. Additionally, an increase in the contribution of nonaccrual interest recoveries and loan fees accounted for 6 basis points of the increase in net interest margin.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the first quarter of 2025 was $9.3 million, a 20.0% decrease from $11.6 million for the fourth quarter of 2024. The decrease was primarily attributable to changes in the mortgage servicing rights (“MSR”) fair value adjustment, with a $0.3 million negative MSR fair value adjustment included in the first quarter 2025 results compared to a $1.3 million positive MSR fair value adjustment included in the fourth quarter 2024 results. Further contributing to the decrease was a $0.3 million decrease in wealth management fees, primarily driven by a seasonal decrease in farm management income, a $0.3 million decrease in income on bank owned life insurance, primarily due to the absence of a $0.2 million gain on life insurance proceeds included in the fourth quarter 2024 results, and a $0.2 million decrease in card income. Partially offsetting these decreases was the absence of a $0.3 million realized loss on sale of debt securities included in the fourth quarter 2024 results.
Relative to the first quarter of 2024, noninterest income increased 65.4% from $5.6 million. The increase was primarily attributable to the absence of $3.4 million in realized losses on the sale of debt securities included in the first quarter 2024 results.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the first quarter of 2025 was $31.9 million, a 3.3% increase from $30.9 million for the fourth quarter of 2024. The increase was primarily attributable to a $1.3 million increase in salaries expense, primarily driven by seasonal variations in vacation accruals and annual merit increases which took effect in early March, and a $0.6 million increase in employee benefits expense, primarily attributable to higher medical benefit costs. Partially offsetting these increases were a $0.3 million decrease in other noninterest expense and a $0.3 million decrease in data processing expense.
Relative to the first quarter of 2024, noninterest expense increased 2.1% from $31.3 million. The increase was primarily attributable to a $0.5 million increase in employee benefits expense, primarily driven by increased medical benefit costs, and a $0.4 million increase in salaries expense. Partially offsetting these increases was a $0.2 million decrease in data processing expense.
Income Taxes
During the first quarter of 2025 our effective tax rate decreased to 25.2% when compared to 26.0% during the fourth quarter of 2024. This decrease was primarily related to a $0.2 million tax benefit from stock-based compensation that vested during the quarter. Additionally, during the second quarter of 2025, we expect to recognize an additional $0.3 million of tax expense related to the reversal of a stranded tax effect included in accumulated other comprehensive income in connection with the maturity of a derivative designated as a cash flow hedge.
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.46 billion at March 31, 2025, compared with $3.47 billion at December 31, 2024, and $3.35 billion at March 31, 2024. Total loans as of March 31, 2025 were nearly unchanged when compared to December 31, 2024 with a $23.2 million increase in grain elevator lines of credit in the commercial and industrial segment, due to seasonally higher line utilization, partially offset by a $12.0 million reduction on two lines of credit that funded shortly before and paid off after December 31, 2024, as noted in the previous quarter’s earnings release. Larger payoffs in the one-to-four family residential, multi-family, and commercial real estate – non-owner occupied segments were partially offset by draws on existing loans in the construction and development segment and new originations in the municipal, consumer, and other segment. Additionally, average loan balances increased $73.4 million, or 2.2%, from the fourth quarter of 2024 to the first quarter of 2025.
Deposits
Total deposits were $4.38 billion at March 31, 2025, compared with $4.32 billion at December 31, 2024, and $4.36 billion at March 31, 2024. The $66.3 million increase from December 31, 2024 was primarily attributable to higher balances maintained in existing retail accounts. Additionally, the vast majority of repurchase agreement account balances at December 31, 2024 were transitioned to reciprocal interest-bearing demand deposit accounts during the first quarter of 2025.
Asset Quality
Nonperforming assets totaled $5.6 million, or 0.11% of total assets, at March 31, 2025, compared with $8.0 million, or 0.16% of total assets, at December 31, 2024, and $9.9 million, or 0.20% of total assets, at March 31, 2024. Additionally, of the $5.1 million of nonperforming loans held as of March 31, 2025, $1.4 million is either wholly or partially guaranteed by the U.S. government. The $2.5 million decrease in nonperforming assets from December 31, 2024 was primarily attributable to the pay-off of a $1.6 million nonaccrual commercial real estate – non-owner occupied credit.
The Company recorded a provision for credit losses of $0.6 million for the first quarter of 2025. The provision for credit losses primarily reflects a $0.8 million increase in required reserves resulting from changes in qualitative factors; a $0.1 million increase in required reserves driven by changes within the portfolio; and a $0.3 million decrease in specific reserves.

HBT Financial, Inc.

The Company had net charge-offs of $0.4 million, or 0.05% of average loans on an annualized basis, for the first quarter of 2025, compared to net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the fourth quarter of 2024, and net recoveries of $0.2 million, or 0.02% of average loans on an annualized basis, for the first quarter of 2024.
The Company’s allowance for credit losses was 1.22% of total loans and 825% of nonperforming loans at March 31, 2025, compared with 1.21% of total loans and 549% of nonperforming loans at December 31, 2024. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.2 million as of March 31, 2025, compared with $3.1 million as of December 31, 2024.
Capital
As of March 31, 2025, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	March 31, 2025	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.85%	10.50%
Tier 1 capital to risk-weighted assets	14.77	8.50
Common equity tier 1 capital ratio	13.48	7.00
Tier 1 leverage ratio	11.64	4.00
The ratio of tangible common equity to tangible assets(1) increased to 9.73% as of March 31, 2025, from 9.42% as of December 31, 2024, and tangible book value per share(1) increased by $0.63 to $15.43 as of March 31, 2025, when compared to December 31, 2024.
During the first quarter of 2025, the Company did not repurchase shares of its common stock under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2026. As of March 31, 2025, the Company had $15.0 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of March 31, 2025, HBT Financial had total assets of $5.1 billion, total loans of $3.5 billion, and total deposits of $4.4 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily

HBT Financial, Inc.

comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the bank failures in 2023; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and national real estate market; (xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework, and (xxv) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information

HBT Financial, Inc.

concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Interest and dividend income	$63,138	$62,798	$61,961
Interest expense	14,430	15,397	15,273
Net interest income	48,708	47,401	46,688
Provision for credit losses	576	725	527
Net interest income after provision for credit losses	48,132	46,676	46,161
Noninterest income	9,306	11,630	5,626
Noninterest expense	31,935	30,908	31,268
Income before income tax expense	25,503	27,398	20,519
Income tax expense	6,428	7,126	5,261
Net income	$19,075	$20,272	$15,258

Earnings per share - diluted	$0.60	$0.64	$0.48

Adjusted net income (1)	$19,253	$19,546	$18,073
Adjusted earnings per share - diluted (1)	0.61	0.62	0.57

Book value per share	$17.86	$17.26	$15.71
Tangible book value per share (1)	15.43	14.80	13.19

Shares of common stock outstanding	31,631,431	31,559,366	31,612,888
Weighted average shares of common stock outstanding, including all dilutive potential shares	31,711,671	31,702,864	31,803,187

SUMMARY RATIOS
Net interest margin *	4.12%	3.96%	3.94%
Net interest margin (tax-equivalent basis) * (1)(2)	4.16	4.01	3.99

Efficiency ratio	53.85%	51.16%	58.41%
Efficiency ratio (tax-equivalent basis) (1)(2)	53.35	50.68	57.78

Loan to deposit ratio	78.95%	80.27%	76.73%

Return on average assets *	1.54%	1.61%	1.23%
Return on average stockholders' equity *	13.95	14.89	12.42
Return on average tangible common equity * (1)	16.20	17.40	14.83

Adjusted return on average assets * (1)	1.55%	1.56%	1.45%
Adjusted return on average stockholders' equity * (1)	14.08	14.36	14.72
Adjusted return on average tangible common equity * (1)	16.36	16.77	17.57

CAPITAL
Total capital to risk-weighted assets	16.85%	16.51%	15.79%
Tier 1 capital to risk-weighted assets	14.77	14.50	13.77
Common equity tier 1 capital ratio	13.48	13.21	12.44
Tier 1 leverage ratio	11.64	11.51	10.65
Total stockholders' equity to total assets	11.10	10.82	9.85
Tangible common equity to tangible assets (1)	9.73	9.42	8.40

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.05%	0.08%	(0.02)%
Allowance for credit losses to loans, before allowance for credit losses	1.22	1.21	1.22
Nonperforming loans to loans, before allowance for credit losses	0.15	0.22	0.29
Nonperforming assets to total assets	0.11	0.16	0.20
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$53,369	$52,587	$51,926
Federally tax exempt	1,168	1,199	1,094
Debt securities:
Taxable	6,936	6,829	6,204
Federally tax exempt	469	482	597
Interest-bearing deposits in bank	1,065	1,520	1,952
Other interest and dividend income	131	181	188
Total interest and dividend income	63,138	62,798	61,961
INTEREST EXPENSE
Deposits	12,939	13,672	13,593
Securities sold under agreements to repurchase	22	179	152
Borrowings	109	115	125
Subordinated notes	470	470	470
Junior subordinated debentures issued to capital trusts	890	961	933
Total interest expense	14,430	15,397	15,273
Net interest income	48,708	47,401	46,688
PROVISION FOR CREDIT LOSSES	576	725	527
Net interest income after provision for credit losses	48,132	46,676	46,161
NONINTEREST INCOME
Card income	2,548	2,797	2,616
Wealth management fees	2,841	3,138	2,547
Service charges on deposit accounts	1,944	2,080	1,869
Mortgage servicing	990	1,158	1,055
Mortgage servicing rights fair value adjustment	(308)	1,331	80
Gains on sale of mortgage loans	252	409	298
Realized gains (losses) on sales of securities	—	(315)	(3,382)
Unrealized gains (losses) on equity securities	8	(83)	(16)
Gains (losses) on foreclosed assets	13	7	87
Gains (losses) on other assets	54	2	(635)
Income on bank owned life insurance	164	415	164
Other noninterest income	800	691	943
Total noninterest income	9,306	11,630	5,626
NONINTEREST EXPENSE
Salaries	17,053	15,784	16,657
Employee benefits	3,285	2,649	2,805
Occupancy of bank premises	2,625	2,773	2,582
Furniture and equipment	445	460	550
Data processing	2,717	2,998	2,925
Marketing and customer relations	1,144	948	996
Amortization of intangible assets	695	709	710
FDIC insurance	562	557	560
Loan collection and servicing	383	653	452
Foreclosed assets	5	31	49
Other noninterest expense	3,021	3,346	2,982
Total noninterest expense	31,935	30,908	31,268
INCOME BEFORE INCOME TAX EXPENSE	25,503	27,398	20,519
INCOME TAX EXPENSE	6,428	7,126	5,261
NET INCOME	$19,075	$20,272	$15,258

EARNINGS PER SHARE - BASIC	$0.60	$0.64	$0.48
EARNINGS PER SHARE - DILUTED	$0.60	$0.64	$0.48
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,584,989	31,559,366	31,662,954

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
ASSETS
Cash and due from banks	$25,005	$29,552	$19,989
Interest-bearing deposits with banks	186,586	108,140	240,223
Cash and cash equivalents	211,591	137,692	260,212

Interest-bearing time deposits with banks	—	—	515
Debt securities available-for-sale, at fair value	706,135	698,049	669,020
Debt securities held-to-maturity	490,398	499,858	517,472
Equity securities with readily determinable fair value	3,323	3,315	3,324
Equity securities with no readily determinable fair value	2,629	2,629	2,622
Restricted stock, at cost	5,086	5,086	5,155
Loans held for sale	2,721	1,586	3,479

Loans, before allowance for credit losses	3,461,778	3,466,146	3,345,962
Allowance for credit losses	(42,111)	(42,044)	(40,815)
Loans, net of allowance for credit losses	3,419,667	3,424,102	3,305,147

Bank owned life insurance	24,153	23,989	24,069
Bank premises and equipment, net	67,272	66,758	64,755
Bank premises held for sale	190	317	317
Foreclosed assets	460	367	277
Goodwill	59,820	59,820	59,820
Intangible assets, net	17,148	17,843	19,972
Mortgage servicing rights, at fair value	18,519	18,827	19,081
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	22,735	24,770	23,117
Other assets	38,731	46,280	60,542
Total assets	$5,092,192	$5,032,902	$5,040,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,065,874	$1,046,405	$1,047,074
Interest-bearing	3,318,716	3,271,849	3,313,500
Total deposits	4,384,590	4,318,254	4,360,574

Securities sold under agreements to repurchase	2,698	28,969	31,864
Federal Home Loan Bank advances	7,209	13,231	12,725
Subordinated notes	39,573	39,553	39,494
Junior subordinated debentures issued to capital trusts	52,864	52,849	52,804
Other liabilities	40,201	35,441	46,368
Total liabilities	4,527,135	4,488,297	4,543,829

Stockholders' Equity
Common stock	329	328	328
Surplus	297,024	297,297	296,054
Retained earnings	329,169	316,764	278,353
Accumulated other comprehensive income (loss)	(38,446)	(46,765)	(56,048)
Treasury stock at cost	(23,019)	(23,019)	(22,006)
Total stockholders’ equity	565,057	544,605	496,681
Total liabilities and stockholders’ equity	$5,092,192	$5,032,902	$5,040,510
SHARES OF COMMON STOCK OUTSTANDING	31,631,431	31,559,366	31,612,888

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

LOANS
Commercial and industrial	$441,261	$428,389	$402,206
Commercial real estate - owner occupied	321,990	322,316	294,967
Commercial real estate - non-owner occupied	891,022	899,565	890,251
Construction and land development	376,046	374,657	345,991
Multi-family	424,096	431,524	421,573
One-to-four family residential	455,376	463,968	485,948
Agricultural and farmland	292,240	293,375	287,205
Municipal, consumer, and other	259,747	252,352	217,821
Total loans	$3,461,778	$3,466,146	$3,345,962

(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

DEPOSITS
Noninterest-bearing deposits	$1,065,874	$1,046,405	$1,047,074
Interest-bearing deposits:
Interest-bearing demand	1,143,677	1,099,061	1,139,172
Money market	812,146	820,825	802,685
Savings	575,558	566,533	602,739
Time	787,335	785,430	713,142
Brokered	—	—	55,762
Total interest-bearing deposits	3,318,716	3,271,849	3,313,500
Total deposits	$4,384,590	$4,318,254	$4,360,574

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,460,906	$54,537	6.39%	$3,387,541	$53,786	6.32%	$3,371,219	$53,020	6.33%
Debt securities	1,204,424	7,405	2.49	1,208,404	7,311	2.41	1,213,947	6,801	2.25
Deposits with banks	120,014	1,065	3.60	149,691	1,520	4.04	167,297	1,952	4.69
Other	12,677	131	4.19	12,698	181	5.68	12,986	188	5.82
Total interest-earning assets	4,798,021	$63,138	5.34%	4,758,334	$62,798	5.25%	4,765,449	$61,961	5.23%
Allowance for credit losses	(42,061)			(40,942)			(40,238)
Noninterest-earning assets	276,853			277,074			278,253
Total assets	$5,032,813			$4,994,466			$5,003,464

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,120,608	$1,453	0.53%	$1,088,082	$1,351	0.49%	$1,127,684	$1,311	0.47%
Money market	807,728	4,397	2.21	787,768	4,444	2.24	812,684	4,797	2.37
Savings	569,494	370	0.26	562,833	389	0.27	611,224	443	0.29
Time	784,099	6,719	3.48	796,494	7,439	3.72	664,498	5,925	3.59
Brokered	—	—	—	3,261	49	5.96	82,150	1,117	5.47
Total interest-bearing deposits	3,281,929	12,939	1.60	3,238,438	13,672	1.68	3,298,240	13,593	1.66
Securities sold under agreements to repurchase	8,754	22	1.02	31,624	179	2.26	32,456	152	1.89
Borrowings	12,890	109	3.41	13,370	115	3.42	13,003	125	3.87
Subordinated notes	39,563	470	4.82	39,543	470	4.73	39,484	470	4.78
Junior subordinated debentures issued to capital trusts	52,856	890	6.83	52,841	961	7.23	52,796	933	7.11
Total interest-bearing liabilities	3,395,992	$14,430	1.72%	3,375,816	$15,397	1.81%	3,435,979	$15,273	1.79%
Noninterest-bearing deposits	1,045,733			1,041,471			1,036,402
Noninterest-bearing liabilities	36,373			35,644			37,107
Total liabilities	4,478,098			4,452,931			4,509,488
Stockholders' Equity	554,715			541,535			493,976
Total liabilities and stockholders’ equity	$5,032,813			$4,994,466			$5,003,464

Net interest income/Net interest margin (1)		$48,708	4.12%		$47,401	3.96%		$46,688	3.94%
Tax-equivalent adjustment (2)		545	0.04		562	0.05		575	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$49,253	4.16%		$47,963	4.01%		$47,263	3.99%
Net interest rate spread (4)			3.62%			3.44%			3.44%
Net interest-earning assets (5)	$1,402,029			$1,382,518			$1,329,470
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.41			1.39
Cost of total deposits			1.21%			1.27%			1.26%
Cost of funds			1.32			1.39			1.37
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

NONPERFORMING ASSETS
Nonaccrual	$5,102	$7,652	$9,657
Past due 90 days or more, still accruing	4	4	—
Total nonperforming loans	5,106	7,656	9,657
Foreclosed assets	460	367	277
Total nonperforming assets	$5,566	$8,023	$9,934

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$1,350	$1,573	$2,676

Allowance for credit losses	$42,111	$42,044	$40,815
Loans, before allowance for credit losses	3,461,778	3,466,146	3,345,962

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.22%	1.21%	1.22%
Allowance for credit losses to nonaccrual loans	825.38	549.45	422.65
Allowance for credit losses to nonperforming loans	824.74	549.16	422.65
Nonaccrual loans to loans, before allowance for credit losses	0.15	0.22	0.29
Nonperforming loans to loans, before allowance for credit losses	0.15	0.22	0.29
Nonperforming assets to total assets	0.11	0.16	0.20
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.16	0.23	0.30

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$42,044	$40,966	$40,048
Provision for credit losses	496	1,771	560
Charge-offs	(665)	(1,086)	(227)
Recoveries	236	393	434
Ending balance	$42,111	$42,044	$40,815

Net charge-offs (recoveries)	$429	$693	$(207)
Average loans	3,460,906	3,387,541	3,371,219

Net charge-offs (recoveries) to average loans *	0.05%	0.08%	(0.02)%
____________________________________
*Annualized measure.

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

PROVISION FOR CREDIT LOSSES
Loans	$496	$1,771	$560
Unfunded lending-related commitments	80	(1,046)	(33)
Total provision for credit losses	$576	$725	$527

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Net income	$19,075	$20,272	$15,258
Less: adjustments
Gains (losses) on closed branch premises	59	—	(635)
Realized gains (losses) on sales of securities	—	(315)	(3,382)
Mortgage servicing rights fair value adjustment	(308)	1,331	80
Total adjustments	(249)	1,016	(3,937)
Tax effect of adjustments (1)	71	(290)	1,122
Total adjustments after tax effect	(178)	726	(2,815)
Adjusted net income	$19,253	$19,546	$18,073

Average assets	$5,032,813	$4,994,466	$5,003,464

Return on average assets *	1.54%	1.61%	1.23%
Adjusted return on average assets *	1.55	1.56	1.45
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024

Numerator:
Net income	$19,075	$20,272	$15,258

Adjusted net income	$19,253	$19,546	$18,073

Denominator:
Weighted average common shares outstanding	31,584,989	31,559,366	31,662,954
Dilutive effect of outstanding restricted stock units	126,682	143,498	140,233
Weighted average common shares outstanding, including all dilutive potential shares	31,711,671	31,702,864	31,803,187

Earnings per share - basic	$0.60	$0.64	$0.48
Earnings per share - diluted	$0.60	$0.64	$0.48

Adjusted earnings per share - basic	$0.61	$0.62	$0.57
Adjusted earnings per share - diluted	$0.61	$0.62	$0.57

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Net interest income	$48,708	$47,401	$46,688
Noninterest income	9,306	11,630	5,626
Noninterest expense	(31,935)	(30,908)	(31,268)
Pre-provision net revenue	26,079	28,123	21,046
Less: adjustments
Gains (losses) on closed branch premises	59	—	(635)
Realized gains (losses) on sales of securities	—	(315)	(3,382)
Mortgage servicing rights fair value adjustment	(308)	1,331	80
Total adjustments	(249)	1,016	(3,937)
Adjusted pre-provision net revenue	$26,328	$27,107	$24,983

Pre-provision net revenue	$26,079	$28,123	$21,046
Less: net charge-offs (recoveries)	429	693	(207)
Pre-provision net revenue less net charge-offs	$25,650	$27,430	$21,253

Adjusted pre-provision net revenue	$26,328	$27,107	$24,983
Less: net charge-offs (recoveries)	429	693	(207)
Adjusted pre-provision net revenue less net charge-offs	$25,899	$26,414	$25,190
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Net interest income (tax-equivalent basis)
Net interest income	$48,708	$47,401	$46,688
Tax-equivalent adjustment (1)	545	562	575
Net interest income (tax-equivalent basis) (1)	$49,253	$47,963	$47,263

Net interest margin (tax-equivalent basis)
Net interest margin *	4.12%	3.96%	3.94%
Tax-equivalent adjustment * (1)	0.04	0.05	0.05
Net interest margin (tax-equivalent basis) * (1)	4.16%	4.01%	3.99%

Average interest-earning assets	$4,798,021	$4,758,334	$4,765,449
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Total noninterest expense	$31,935	$30,908	$31,268
Less: amortization of intangible assets	695	709	710
Noninterest expense excluding amortization of intangible assets	$31,240	$30,199	$30,558

Net interest income	$48,708	$47,401	$46,688
Total noninterest income	9,306	11,630	5,626
Operating revenue	58,014	59,031	52,314
Tax-equivalent adjustment (1)	545	562	575
Operating revenue (tax-equivalent basis) (1)	58,559	59,593	52,889
Less: adjustments to noninterest income
Gains (losses) on closed branch premises	59	—	(635)
Realized gains (losses) on sales of securities	—	(315)	(3,382)
Mortgage servicing rights fair value adjustment	(308)	1,331	80
Total adjustments to noninterest income	(249)	1,016	(3,937)
Adjusted operating revenue (tax-equivalent basis) (1)	$58,808	$58,577	$56,826

Efficiency ratio	53.85%	51.16%	58.41%
Efficiency ratio (tax-equivalent basis) (1)	53.35	50.68	57.78
Adjusted efficiency ratio (tax-equivalent basis) (1)	53.12	51.55	53.77
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Tangible Common Equity
Total stockholders' equity	$565,057	$544,605	$496,681
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	17,148	17,843	19,972
Tangible common equity	$488,089	$466,942	$416,889

Tangible Assets
Total assets	$5,092,192	$5,032,902	$5,040,510
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	17,148	17,843	19,972
Tangible assets	$5,015,224	$4,955,239	$4,960,718

Total stockholders' equity to total assets	11.10%	10.82%	9.85%
Tangible common equity to tangible assets	9.73	9.42	8.40

Shares of common stock outstanding	31,631,431	31,559,366	31,612,888

Book value per share	$17.86	$17.26	$15.71
Tangible book value per share	15.43	14.80	13.19
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Average Tangible Common Equity
Total stockholders' equity	$554,715	$541,535	$493,976
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	17,480	18,170	20,334
Average tangible common equity	$477,415	$463,545	$413,822

Net income	$19,075	$20,272	$15,258
Adjusted net income	19,253	19,546	18,073

Return on average stockholders' equity *	13.95%	14.89%	12.42%
Return on average tangible common equity *	16.20	17.40	14.83

Adjusted return on average stockholders' equity *	14.08%	14.36%	14.72%
Adjusted return on average tangible common equity *	16.36	16.77	17.57
____________________________________
*Annualized measure.